Exhibit 23.3


CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-85634, 33-89124, 333-76957 and 333-49290)
pertaining to SkyTerra Communications, Inc., of our report dated February 18, 2005 with respect to the consolidated financial statements of Mobile Satellite Ventures LP and subsidiaries included in this Form 10-K of SkyTerra Communications, Inc.


/s/ Ernst & Young LLP

McLean, VA
March 30, 2005